Exhibit 99.1

National Vision Appoints Alex Wilkes as CEO

Reade Fahs to Assume Executive Chairman Position

Transition Effective August 1, 2025

Duluth, Ga. – April 29, 2025 -- National Vision Holdings, Inc. (NASDAQ: EYE) (“National Vision” or the “Company”) today announced that its Board of Directors has appointed Alex Wilkes as the Company’s next Chief Executive Officer, effective August 1, 2025, and he will join the Company’s Board at that time. Mr. Wilkes succeeds Reade Fahs who will assume the role of Executive Chairman of the Board. Mr. Fahs will continue to work closely with Mr. Wilkes, ensuring a smooth transition.

“National Vision has been on a journey of significant transformation for the past few years, and today I am pleased to announce the next chapter in that transformation by passing the baton on to Alex Wilkes to become our next CEO,” commented Mr. Fahs. “The board and I brought Alex on last August with hopes of fresh perspectives, new approaches, and a smooth gradual transition to a next generation of National Vision leadership. Alex and his evolving new leadership team have made a measurable impact on our organization and are leading a new strategic approach that, as we shared on our last earnings call, looks like it will serve us well in the coming years. His proven optical track record, strategic mindset, and passion for our mission make him the ideal leader for this next phase of growth. I look forward to supporting the company in my new capacity as Executive Chair as we continue to position National Vision for long-term success.”

Mr. Wilkes said, “I am deeply honored to step into the role of CEO for National Vision at such a pivotal time for the company. I want to express my sincere gratitude to the board for their support, and to Reade for his remarkable leadership and mentorship, which has transformed this company into the industry leader it is today. Looking ahead, I'm confident in our strategic direction and the world-class team we have in place. While maintaining the core values and strengths that have defined us, we'll embrace new opportunities for growth. Given the talent and energy I’ve seen in our store and field teams, and the clear vision of our unified leadership, we are perfectly positioned to thrive in this next phase.”

Mr. Wilkes was appointed as president of National Vision in August of 2024. Previously, he served as President of the Americas at CooperVision, a global leader in contact lenses. Prior to CooperVision, Wilkes spent over a decade at EssilorLuxottica, a leading global eyewear company, in various roles including as Senior Vice President and General Manager of Pearle Vision, where he was responsible for oversight of the brand.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934. These statements include statements related to our current beliefs and expectations regarding the performance of our industry, the Company’s strategic direction, market position, prospects and future results. You can identify these forward-looking statements by the use of words such as “outlook,” “guidance,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Caution should be taken not to place undue reliance on any forward-looking statement as such statements speak only as of the date when made. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. Forward-looking statements are not guarantees and are subject to various risks and uncertainties, which may cause actual results to differ materially from those implied in forward-looking statements. Information about factors that could cause National Vision’s results to differ materially from those described in the forward-looking statements can be found in filings by National Vision with the Securities and Exchange Commission (“SEC”), including our Annual Report on Form 10-K for the fiscal year ended December 28, 2024, under the caption “Risk Factors,” and subsequently filed reports, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC.

About National Vision Holdings, Inc.

National Vision Holdings, Inc. (NASDAQ: EYE) is one of the largest optical retail companies in the United States with over 1,200 stores in 38 states and Puerto Rico. With a mission of helping people by making quality eye care and eyewear more affordable and accessible, the company operates four retail brands: America’s Best, Eyeglass World, and Vista Opticals inside select Fred Meyer stores and on select military bases, and an e-commerce website DiscountContacts.com, offering a variety of products and services for customers’ eye care needs. For more information, please visit www.nationalvision.com.

Investor contact:

investor.relations@nationalvision.com

National Vision Holdings, Inc.

Tamara Gonzalez

ICR, Inc.

Caitlin Churchill

Media contact:

media@nationalvision.com

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